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                                  PERKINS COIE
             A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
        1201 THIRD AVENUE, 40TH FLOOR    SEATTLE, WASHINGTON 98101-3099
              TELEPHONE (206) 583-8908    FACSIMILE (206) 583-8500

                               ___________, 1995

Shurgard Storage Centers, Inc.
1201 Third Ave., Suite 2200
Seattle, WA  98101

                RE:      MERGER OF THE MANAGEMENT COMPANY INTO THE SHURGARD REIT

Ladies and Gentlemen:

         We have been asked as counsel to Shurgard Storage Centers, Inc., a Delaware corporation (the "Shurgard REIT"), to render this opinion pursuant to the Agreement and Plan of Merger, dated as of December __, 1994, including all amendments relating thereto (the "Agreement"), by and among the Shurgard REIT and Shurgard Incorporated, a Washington corporation (the "Management Company"). Capitalized terms not otherwise defined herein shall have the same meanings given to them in the Proxy Statement/Prospectus (the "Proxy Statement") which is part of the Registration Statement on Form S-4 of Shurgard covering the shares of the Shurgard REIT Class A Common Stock to be issued in the Merger.

         In connection with this opinion, we have examined the originals, photocopies or certified copies of the Agreement, and all such other documents we have deemed necessary or appropriate as a basis for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as photocopies or certified copies. We have relied, as to matters of fact, solely upon statements and representations by officers and representatives of the Shurgard REIT and the Management Company, including those statements and representations contained in that certain Shurgard REIT Officers' Certificate dated _________ and that certain Shurgard Management Company Officers' Certificate dated _________, as well as those statements and representations made by Charles K. Barbo, Arthur W. Buerk, Donald B. Daniels and R. Knutzen (as Trustee for the Barbo Trust) (collectively, the "Significant Management Company Shareholders"), in these certain Management Company Significant Shareholder's Certificates (such certificates collectively referred to as the "Certificates"), and the assumptions stated herein. Without the Certificates we would not render this opinion.
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         In rendering this opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), and other U.S. federal tax statutes, the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof.

I.       DESCRIPTION OF THE MERGER

         Our opinion is based upon the following facts as more fully described in the Proxy Statement. In the Merger, the Management Company will be merged with and into the Shurgard REIT. The separate corporate existence of the Management Company will terminate and the Shurgard REIT will be the surviving corporation. Management Company shareholders owning 100 percent of the shares of the Management Company Common Stock outstanding immediately prior to the Effective Time of the Merger, other than Management Company shareholders exercising their appraisal rights, will exchange their shares of Management Company Common Stock for Shurgard REIT Class A Common Stock.

II.      FACTUAL ASSUMPTIONS

         For purposes of this opinion, we have assumed the following:

         A. At the Effective Time of the Merger, the Shurgard REIT does not own, beneficially or of record, any stock or securities of the Management Company;

         B. The Shurgard REIT Class A Common Stock to be issued to the Management Company shareholders in the Merger and pursuant to the Agreement will be voting stock and will not be subject to a put or call;

         C. There is no plan or intention on the part of the Management Company shareholders to sell or otherwise dispose of shares of the Shurgard REIT Class A Common Stock received in the Merger that would reduce the Management Company shareholders' ownership of the Shurgard REIT Class A Common Stock to a number of shares having, in the aggregate, a value as of the Effective Time of the Merger of less than 50 percent of the total value of the Management Company Common Stock outstanding immediately prior to the Effective Time of the Merger;

         D. The fair market value as of the Effective Time of the Merger of the Shurgard REIT Class A Common Stock issued in exchange for the Management Company Common Stock will equal or exceed 50 percent of the fair market value of the Management Company Common Stock outstanding as of the Effective Time;
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         E.      The Shurgard REIT has no plan or intention to liquidate or to sell or otherwise dispose of any of the assets of the Management Company acquired in the Merger, except in the ordinary course of business or pursuant to transfers described in Section 368(a)(2)(C) of the Code, and intends to continue after the Merger, in a substantially unchanged manner, each line of business the Management Company conducted prior to the Merger other than those lines of business disposed of in the Spin-off;

         F. The Shurgard REIT, the Management Company the Shurgard REIT shareholders and the Management Company shareholders will pay their respective expenses incurred in connection with the Merger and the other transactions contemplated by the Agreement;

         G. Less than 80% of the total value of the assets of the Management Company assets is attributable to assets held for investment within the meaning of Section 368(a)(2)(F) of the Code and less than 50% of the total value of the assets of the Management Company are "stock and securities" within the meaning of section 368(a)(2)(F), including as "stock and securities" for these purposes the Shurgard REIT Class A Common Stock and the Contingent Partnerships;

         H. The aggregate number of shares of Shurgard REIT Class A Common Stock issued (a) as Contingent Shares under Sections 4.1(a)(ii) and 4.7 of the Agreement and (b) as additional shares of Shurgard REIT Class A Common Stock issued as a result of any Under-Statement pursuant to Section 4.1(d)(ii)(D) of the Agreement shall not exceed the aggregate number of shares of Shurgard REIT Class A Common Stock issued as Share Consideration at the Effective Time pursuant to Section 4.1(a)(i) of the Agreement, as adjusted pursuant to Section 4.1(d) of the Agreement, excluding any additional shares of Shurgard REIT Class A Common Stock issued as a result of an Under-Statement pursuant to Section 4.1(d)(ii)(D) of the Agreement.

         I. The Merger will qualify as a merger effected pursuant to the corporation laws of Washington, as stated in the opinion of Riddell, Williams, Bullitt and Walkinshaw (the "Riddell Merger Opinion");

         J. The accuracy of such assumptions and conditions contained in the opinion of Perkins Coie, counsel to the Shurgard REIT dated as of ________ (the "Perkins Merger Opinion") as are necessary to support the conclusion that the Merger qualifies as a merger effected pursuant to the corporation laws of Delaware; and
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         K.      Such other matters set forth in the Certificates.

III.     DISCUSSION

         A.      STATUTORY REQUIREMENTS FOR REORGANIZATION STATUS

         In order for tax-free treatment to apply to the Shurgard REIT Class A Common Stock received by shareholders of the Management Company in the Merger, the Merger must qualify as a reorganization under section 368(a) of the Code.

                 1.       STATUTORY MERGER

         A "statutory merger or consolidation" is included within the meaning of a "reorganization" by virtue of section 368(a)(1)(A) of the Code. Treasury Regulations Section 1.368-2(b)(1) provides that "[i]n order to qualify as a reorganization under Section 368(a)(1)(A) the transaction must be a merger or consolidation effected pursuant to the corporation laws of the United States or a State or Territory or the District of Columbia." For purposes of this opinion, we are assuming that the Merger will be effected pursuant to the corporation laws of Washington, as stated in the Riddell Merger Opinion, and such assumptions and conditions contained in the Perkins Coie Merger Opinion as are necessary to conclude that the Merger is a merger under the corporation laws of Washington. Accordingly, we are satisfied that the Merger will satisfy the statutory requirement of section 368(a)(1)(A) of the Code.

                 2.       INVESTMENT COMPANIES

         Section 368(a)(2)(F) of the Code provides that a Merger will not qualify as a reorganization under Section 368(a)(1) of the Code if two or more parties to the transaction are investment companies. Section 368(a)(2)(F)(iii) of the Code defines an investment company to be any of (a) a regulated investment company, (b) a real estate investment trust or (c) a corporation 50% or more of the value of whose total assets are stock and securities and 80% or more of the value of whose total assets are assets "held for investment." Because it is a real estate investment company, the Shurgard REIT is an investment company within the meaning of Section 368(a)(2)(F) of the Code. Nevertheless, the management of the Management Company has represented that less than 80% of the total value of the assets of the Management Company assets is attributable to assets held for investment within the meaning of Section 368(a)(2)(F) of the Code and less than 50% of the total value of the assets of the Management Company are "stock and securities" within the meaning of section 368(a)(2)(F) of the Code, including as "stock and securities" for these purposes the
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interest of the Management Company in the Shurgard REIT Class A Common Stock
and the Contingent Partnerships. Therefore, we are satisfied that the Merger will not contain two or more parties that are investment companies, and that no party to the reorganization will recognize gain under this rule.

         B.      JUDICIAL, ADMINISTRATIVE AND REGULATORY REQUIREMENTS

         In addition to the statutory requirements, the Merger must also satisfy several judicial, administrative and regulatory requirements to qualify as a reorganization under section 368(a) of the Code.

                 1.       CONTINUITY OF INTEREST

         First among these non-statutory requirements is the judicial continuity of interest doctrine, which concerns itself with the character and extent of the continuing relationship of the former shareholders of the acquired company to the corporation acquiring their interests. While no precise formula has been expressed for determining whether there has been retention of the requisite interest, it seems clear that there must be a showing: (1) that the transferor corporation or its shareholders retained a substantial proprietary stake in the enterprise represented by a material interest in the affairs of the transferee corporation and (2) that such retained interest represents a substantial part of the value of the property transferred. Southwest Natural Gas Co. v. Commissioner, 189 F.2d 332 (5th Cir.
1951), cert. denied, 342 U.S. 860 (1951). As to the nature of the consideration, after having reviewed the material terms of the Shurgard REIT Class A Common Stock, we are satisfied that such stock interest will constitute a qualifying proprietary interest in the Shurgard REIT for purposes of this requirement.

         In regard to the substantiality of that interest, the continuity of interest test has usually focused on the percentage of the total consideration received and retained by the historic shareholders of the acquired corporation that represents an equity interest in the acquiring corporation. In Nelson v. Helvering, 296 U.S. 374 (1935), the Supreme Court held that requisite continuity was found where that percentage was approximately 38 percent. This standard is the most authoritative precedent on this issue to date. For purposes of issuing a favorable advance ruling, the Internal Revenue Service ("IRS") imposes a more stringent standard, namely, that the stock of the acquiring corporation used as consideration be "equal in value, as of the effective date of the reorganization, to at least 50 percent of the value of all the formerly outstanding stock of the acquired or transferor corporation as of the same date." Rev. Proc. 77-37, 1977-2 C.B. 568, Section 3.02. For purposes of this standard, stock surrendered
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by dissenters is to be treated as outstanding stock of the acquired corporation on the date of the transaction. Id. We have considered the following issues with respect to the percentage of Shurgard REIT Class A Common Stock received and retained by the Management Company shareholders as a result of the Merger.

                          A.      MANAGEMENT COMPANY OPTIONS.  Immediately
prior to the Effective Time all of the unvested Management Company Options will vest, enabling holders to exercise such options in exchange for Management Company Common Stock and to then exchange their Management Company Common Stock for Shurgard REIT Class A Commons Shares in the Merger. Under the federal income tax laws it is unclear whether shares of the Management Company Common Stock issued upon the exercise of options and warrants exercised after March 3, 1993 (the date the Shurgard REIT shareholders approved the formation of the Shurgard REIT) can be considered to have been held by historic Management Company Shareholders if the options or warrants are exercised during the period beginning on such date and ending at the Effective Time. Therefore, in this opinion we do not count such shares of the Shurgard REIT Class A Common Stock, including the shares of Shurgard REIT Class A Common Stock issued prior to the Merger under a Management Company Option that accelerated as a result of the Merger, as being held by historic shareholders for purposes of determining whether continuity of interest exists. Nevertheless, because only ____ shares of Management Company Common Stock may be issued under these options, assuming exercise of all vested options, the existence of these options should not prevent the Merger from meeting the continuity of shareholder interest requirement.

                          B.      CONTINGENT SHARES.  Under the Agreement, the
Shurgard REIT may issue a number of shares of Shurgard REIT Class A Common Stock (the "Contingent Shares") to the Management Company Shareholders as Merger consideration during each of the first 14 fiscal quarters ending after the Effective Time. The IRS will rule that the subsequent delivery of additional shares through contingent stock arrangements will not adversely affect a reorganization otherwise qualifying under Section 368(a) of the Code, including the continuity of shareholder interest requirement, provided that the following requirements (the "Contingent Stock Guidelines") are met: (a) the contingent stock will settle within 5 years; (b) there is a valid business purpose for the arrangement; (c) the maximum number of contingent shares will not exceed the number of shares issued in the initial distribution; (d) the number of contingent shares is based upon an objective and readily ascertainable formula; (e) the triggering event for payment of the contingent shares is not within the control of recipient shareholders; (f) the arrangement limits the maximum number of contingent shares that may be issued, (g) such stock issuance is not triggered by the payment of additional tax or reduction in tax paid as a result of an IRS audit either (i) related to the
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reorganization or (ii) when the reorganization involves persons related within the meaning of Section 267(c)(4) of the Code; (h) the rights to the contingent shares are not assignable, other than by operation of law, or, alternatively, the right to the contingent shares is not evidenced by negotiable instruments of any kind, and (i) such right can give rise only to the receipt of additional stock of the corporation making the underlying distribution. See Rev. Proc. 84-42, 1981-1 C.B. 521.

         The Contingent Share arrangement offered to the Management Company shareholders meets all of the Contingent Stock Guidelines, with two exceptions. First, the period during which Contingent Shares may be issued may extend for between five and six years (and possibly a greater period if the parties are unable to agree on an appraiser so that the matter is before the presiding judge of the Superior Court of King County Washington). This contradicts requirement (a) of the Contingent Stock Guidelines, which mandates that the period not exceed five years. Nonetheless, the case law is considered more lenient, and supports the use of a contingent share period in excess of five years. See Carlberg, supra, at 77,739 (six year pay-out) and Hamrick v. Commissioner, 43 TC 21, 23 (1964) (seven year pay-out). Furthermore, the fact that the pay-out period could, in theory, continue indefinitely when the matter is before a King County Superior Court judge should not change this result. Agreement Section 4.7(d)(ii). This will occur only if the parties are unable to agree on an appraiser, and furthermore, if it does occur, control over the Contingent Share pay-out period will be entirely outside the control of the parties. Such an agreement presents no opportunity for an abuse of the five year limit. Cf. Rev. Proc. 84-42, supra at Section 2.02(b) (exercise arrangement may exceed five years due to a "bona fide dispute as to when the stock should be released").

         Second, the Contingent Share arrangement provides for the issuance of cash in lieu of fractional shares in contrast to requirement (i). Nevertheless, the case law in this area is more lenient than the IRS ruling requirements.
See Carlberg v. United States, 281 F.2d 507, 60-2 USTC Paragraph 9647 at 77,741 (8th Cir. 1960) (after 10 years, shareholders who have not collected contingent shares due will receive cash with an equivalent value). Furthermore, the IRS has ruled favorably in reorganizations qualifying under Section 368(a) of the Code that utilized cash in lieu of fractional shares when the cash did not represent separately bargained for consideration. Rev. Rul. 66-635, 1966-1 C.B. 116 (cash in lieu of fractional shares did not violate "solely for voting stock" requirement of Section 368(a)(1)(B) of Code when not separately bargained for consideration). Each of the Management Company Officer's Certificate and the Management Company Significant Shareholder's Certificates contain a representation that the cash in lieu of fractional shares received under the Agreement does not represent separately bargained for consideration. Additionally, the amount of cash issued in lieu of functional shares of Shurgard REIT Class A Common Stock is nominal. Accordingly,
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the issuance of cash in lieu of functional shares of Shurgard REIT Class A
Common Stock both at the Effective Time and with respect to the Contingent Shares should not prevent the reorganization from qualifying under Section 368(a) of the Code. Furthermore, we believe the Contingent Shares should be treated as Shurgard REIT Class A Common Shares issued in the Merger, and not as "other property" under Section 356(a), and should not adversely affect the tax-free nature of the Merger for any party thereto.

                          C.      ESCROW SHARES.  Fifteen percent of the
aggregate number of Share consideration being issued at the Effective Time of the Merger (the "Indemnification Shares") will be deposited into an escrow account at the Effective Time to allow the Shurgard REIT to recover from the Indemnification Shares costs or expenses arising from certain events. The IRS will rule that an escrow arrangement does not adversely affect a reorganization otherwise qualifying under section 368(a) of the Code, including the continuity of shareholder interest requirement, provided that the following requirements are met (the "Escrow Stock Guidelines"): (a) the escrowed stock will be released within 5 years (except when there is a bona fide dispute as to whom the stock should be released); (b) there is a valid business purpose for the arrangement; (c) at least 50% of the number of shares issued initially to the shareholders (excluding shares issued under a contingent stock arrangement as set forth above) are not subject to the arrangement; (d) the triggering event for return of the escrow shares is not within the control of recipient shareholders; (e) the stock subject to such arrangement appears as issued and outstanding on the balance sheet of the issuing corporation and such stock is legally outstanding under applicable state law; (f) all dividends paid on such stock will be distributed currently to the exchanging shareholders; (g) all voting rights of such stock (if any) are exercisable by or on behalf of the shareholders or their authorized agent; (i) no shares of such stock are subject to restrictions requiring their return to the issuing corporation because of death, failure to continue employment, or similar restrictions; (i) the mechanism for the calculation of the number of escrow shares to be returned is based upon an objective and readily ascertainable formula and (j) the return of such stock is not triggered by the payment of additional tax or reduction in tax paid as a result of an IRS audit either (i) related to the reorganization or (ii) when the reorganization involves persons related within the meaning of
Section 267(c)(4) of the Code.  See Rev. Proc. 84-42, supra.

         The escrow arrangement for the Indemnification Shares meets the Escrow Stock Guidelines, other than requirement (j). The indemnification arrangement periods for damages in the event that the Spin-off does not qualify under
Section 355 of the Code, or in the event that the representations and warranties or covenants and agreements of the Management Company in the Agreement are incorrect or untrue. Agreement Section 4.8(a) (i)-(iii). Depending on the circumstances, this could contradict requirement (j)'s prohibition against using escrow
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stock to pay an IRS audit tax liability "related to" the reorganization.  For example, the failure of the Merger to qualify as a reorganization under Section 368(a) of the Code may disqualify the qualification of the Spin-off under
Section 355 of the Code, causing Indemnification Shares to be issued to the Shurgard REIT. Nevertheless, the purpose of the escrow arrangement is not to guard against the characterization of the Agreement as tax-free, but instead to protect against a number of liabilities that may arise and that are typically covered in merger agreement's indemnification provision. Because of the bona fide business purpose for the escrow arrangement, we conclude that the Indemnification Shares should be treated as Shurgard REIT Class A Common Shares issued in the Merger, and not as "other property" under Section 356, and should not adversely affect the tax-free nature of the Merger for any party thereto.

                          D.      RECHARACTERIZATION AS INTEREST INCOME.  A
portion of the Contingent Shares issued to Management Company shareholders will be recharacterized as interest income and taxed to the Management Company shareholders upon their receipt thereof. Rev. Rul. 70-300, 1970-1 CB 123.
The portion of the Contingent Shares that are not so recharacterized will be treated as Shurgard REIT Class A Common Stock issued in the Merger. Id. Neither the portion of the Contingent Shares recharacterized as interest or the remaining portion of the Contingent Shares will constitute "other property" under Section 356(a) of the Code. Therefore, the interest recharacterization should not diminish the percentage value of Shurgard REIT Class A Common Stock deemed received by the Management Company shareholders in the Merger, and should not adversely impact the continuity of shareholders interest requirement.

         SUMMARY OF CONTINUITY OF INTEREST ANALYSIS. Each of the management of the Management Company and the Significant Management Company Shareholders have represented that there is no plan or intention by the shareholders of the Management Company who own 1 percent or more of the Management Company Common Stock, and to the best of their knowledge, there is no plan or intention on the part of the remaining Management Company shareholders to sell, exchange, or otherwise dispose of a number of shares of the Shurgard REIT Class A Common Stock received in the Merger that would reduce the Management Company shareholders' ownership of the Shurgard REIT Class A Common Stock to a number of shares having a value, as of the Effective Time of the Merger, of less than 50 percent of the value of all of the formerly outstanding shares of the Management Company Common Stock as of the same date. Based on this representation and the analysis set forth above regarding the character of the Shurgard REIT Class A Common Stock issued in the Merger, we believe that the continuing interests of the Management Company shareholders
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who receive the Shurgard REIT Class A Common Stock in the Merger should be deemed sufficient for purposes of the continuity of shareholder interest requirement.

                 2.       CONTINUITY OF BUSINESS ENTERPRISE

         Treasury Regulations Section 1.368-1 provides that for a reorganization to qualify under section 368(a) it must also satisfy a so-called "continuity of business enterprise" test. The regulation provides that the acquiring corporation must either continue the historic business of the acquired corporation or use a significant portion of the historic business assets of the acquired corporation in its business. The preamble to the final Treasury Regulations acknowledges that the exact formulation of the continuity of business enterprise test in the regulation has been criticized and is not supported by all of the judicial precedents that previously interpreted the continuity of business enterprise requirement. T.D. 7745, 1981-1 C.B. 134.

         Notwithstanding such equivocation, management of the Shurgard REIT has represented that the Shurgard REIT will continue after the Merger the historic business of the Management Company or use a significant portion of the Management Company's historic business assets in a business of the Shurgard REIT. It has also represented that it does not intend for the Shurgard REIT to liquidate, sell or otherwise dispose of any of the Management Company's assets after the Merger, except in the ordinary course of business or in transfers described in Section 368(a)(2)(C) of the Code (transfers to wholly-owned subsidiaries). Accordingly, we are of the opinion that the continuity of business enterprise test will be satisfied.

                 3.       BUSINESS PURPOSE

         Judicial and regulatory authorities also require a reorganization qualifying under section 368(a) be undertaken for a bona fide business purpose. See Gregory v. Helvering, 293 U.S. 465 (1935); Treas. Reg. Section 1.368-1(b),
(c), -2(g). Regulations explain that "the transaction, or series of transactions, embraced in a plan of reorganization must not only come within the specific language of Section 368(a) of the Code, but the readjustments involved in the exchanges or distributions must be undertaken for reasons germane to the continuance of the business of a corporation a party to the reorganization." Treas. Reg. Section 1.368-2(g).

         Management of the Shurgard REIT and the Management Company have represented that the Merger is being undertaken by the Shurgard REIT and the Management Company for
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reasons germane to their businesses, including, but not limited to
_____________. Accordingly, we are of the opinion that the business purpose requirement will be satisfied.

                 4.       BUILT-IN GAIN RULES

         Under Notice 88-19, 1988-1 C.B. 486 (the "Built in Gain Rules"), at the Effective Time of the Merger the Management Company will be taxed on the excess of (a) the fair market value of its assets at the Effective Time of the Merger over (b) the tax basis of those assets, unless the Shurgard REIT makes an election pursuant to the Built-in Gain Rules or applicable future administrative rules or Treasury Regulations. The management of the Shurgard REIT has represented that it will make this election. Accordingly, we are satisfied Shurgard will not recognize gain under the Built in Gain Rules at the Effective Time as a result of the Merger.

IV.      OPINION

         Based upon the foregoing, we render the following opinions for federal income tax purposes:

         A. The Merger will qualify as a reorganization under Section 368(a)(1) of the Code;

         B. Each of the Management Company and Shurgard REIT will be a "party to the reorganization" within the meaning of Section 368(b) of the Code;

         C. The Management Company and Shurgard REIT will recognize no gain or loss as a result of the Merger;

         D. Immediately following the Effective Time, the assets of the Management Company in the hands of the Shurgard REIT will have the same adjusted tax basis as they had in the hands of the Management Company immediately before the Effective Time, and

         E. The holding period for each of the assets of the Management Company in the hands of the Shurgard REIT following the Effective Time will include the period each asset was held by the Management Company immediately prior to the Effective Time.

*        *       *        *

V.       LIMITATIONS
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         A.      Our opinion is limited to the specific matters described above and in the Agreement. We give no opinion with respect to other tax matters, whether federal, state or local, that may relate to the Merger.

         B. We caution that our opinion is based on the federal income tax laws as they exist on the date hereof. It is possible that subsequent changes in the tax law could be enacted and applied retroactively to the Merger and that such changes could affect the opinions contained herein.

         C. This opinion is furnished to you solely in connection with the Merger and is intended for your use and may not be provided to or relied upon by others without our express written consent. We hereby consent to the use of our name in the Proxy Statement under the headings "RISK FACTORS--Merger as a Taxable Event", "THE MERGER--Conditions to Consummation of the Merger-- Conditions to the Obligation of the Shurgard REIT", "FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of the Merger" and "TAX OPINION."

         Very truly yours,
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                                 SHURGARD REIT
                             OFFICER'S CERTIFICATE

         The undersigned officer of Shurgard Storage Centers, Inc., a Delaware corporation (the "Shurgard REIT"), in connection with the opinion to be delivered by Perkins Coie pursuant to that certain Agreement and Plan of Merger dated as of December ___, 1994, including all amendments relating thereto (the "Agreement"), among the Management Company, a Washington corporation ("the Management Company") and the Shurgard REIT and recognizing that said law firm will rely on this Certificate in delivering said opinion, hereby certifies that, to the best knowledge and belief of the management of the Shurgard REIT, after due inquiry and investigation, the facts that relate to the proposed merger (the "Merger") of the Management Company with and into the Shurgard REIT pursuant to the Agreement, which facts are described in the Proxy Statement/Prospectus that is part of the Registration Statement on Form S-4 of the Shurgard REIT covering the shares of the Shurgard REIT Common Stock to be issued in the Merger, are true, correct and complete in all material respects and (ii) the undersigned further certifies as follows:

         1. The fair market value of the Shurgard REIT Common Stock and other consideration received by each Management Company shareholder will be approximately equal to the fair market value of the Management Company Common Stock surrendered in the exchange.

         2. The Shurgard REIT has no plan or intention to reacquire any of the Shurgard REIT Common Stock issued in the Merger.

         3. The Shurgard REIT has no plan or intention to sell or otherwise dispose of any of the assets of the Management Company acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

         4. Following the Merger, the Shurgard REIT will continue the historic business of the Management Company or use a significant portion of the Management Company's historic business assets in a business.

         5. The Shurgard REIT will pay its respective expenses, if any, incurred in connection with the Merger.

         6. There is no intercorporate indebtedness existing between the Management Company and the Shurgard REIT that was issued, acquired or that will be settled at a discount.

         7. No party to the reorganization other than the Shurgard REIT is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code;

                                                                       DRAFT

Shurgard Storage Centers, Inc.
Page 2



         8. The fair market value of the assets of the Management Company transferred to the Shurgard REIT will equal or exceed the sum of the liabilities assumed by the Shurgard REIT plus the amount of liabilities, if any, to which the transferred assets are subject.

         9. The payment of cash in lieu of fractional shares of the Shurgard REIT Common Stock under Sections 4.3 and 4.7(c)(iv) of the Agreement is solely for the purpose of avoiding the expense and inconvenience to the Shurgard REIT of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to the Management Company shareholders instead of issuing fractional shares of the Shurgard REIT Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the Management Company shareholders in exchange for their shares of the Management Company Common Stock. The fractional share interests of each Management Company shareholder will be aggregated, and no Management Company shareholder will receive cash (a) under Section 4.3 of the Agreement in an amount equal to or greater than the value of one full share of the Shurgard REIT Common Stock or (b) under Section 4.7(c)(iv) of the Agreement in an amount equal to or greater than the value of one full share of the Shurgard REIT Common Stock.

         10. None of the compensation received by any shareholder-employees of the Management Company will be separate consideration for, or allocable to, any of their shares of Management Company Common Stock; none of the shares of the Shurgard REIT Common Stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

         11. The Shurgard REIT will timely make the election described in Notice 88-19, 1988-1 C.B. 486 or applicable future administrative rules or treasury regulations.

         12. The various aspects of the Merger, including without limitation, the arrangement for the issuance of additional shares of Shurgard REIT Class A Common Stock set forth in Section 4.7(a) and the arrangement for the escrow of shares of Shurgard REIT Class A Common Stock set forth in Section 4.8, are being undertaken for reasons germane to the business of the Shurgard REIT, including but not limited to ____ _____________________.

         13. The aggregate number of shares of Shurgard REIT Class A Common Stock issued (a) as Contingent Shares under Sections 4.1(a)(ii) and 4.7 of the Agreement and (b) as additional shares of Shurgard REIT Class A Common Stock issued as a result of any Under-

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Shurgard Storage Centers, Inc.
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Statement pursuant to Section 4.1(d)(ii)(D) of the Agreement shall not exceed the aggregate number of shares of Shurgard REIT Class A Common Stock issued as Share Consideration at the Effective Time pursuant to Section 4.1(a)(i) of the Agreement, as adjusted pursuant to Section 4.1(d) of the Agreement, excluding any additional shares of Shurgard REIT Class A Common Stock issued as a result of an Under-Statement pursuant to Section 4.1(d)(ii)(D) of the Agreement.

Date:                                     SHURGARD STORAGE CENTERS, INC.

                                          ____________________________________

                                          By:  _______________________________

                                          Its: _______________________________

                                                                       DRAFT

                               MANAGEMENT COMPANY
                             OFFICER'S CERTIFICATE

         The undersigned officer of Shurgard Incorporated, a Washington corporation (the "Management Company"), in connection with the opinion to be delivered by Perkins Coie pursuant to that certain Agreement and Plan of Merger dated as of ________ ___, ____, including all amendments relating thereto (the "Agreement"), among Shurgard Storage Centers, Inc., a Delaware corporation (the "Shurgard REIT") and the Management Company, and recognizing that said law firm will rely on this Certificate in delivering said opinion, hereby certifies that
(i) to the best knowledge and belief of the management of The Management Company, after due inquiry and investigation, the facts that relate to the proposed merger (the "Merger") of the Management Company with and into the Shurgard REIT pursuant to the Agreement, which facts are described in the Proxy Statement/Prospectus that is part of the Registration Statement on Form S-4 of the Shurgard REIT covering the shares of the Shurgard REIT Class A Common Stock to be issued in the Merger, are true, correct and complete in all material respects and (ii) the undersigned further certifies as follows:

         1. The fair market value of the Shurgard REIT Class A Common Stock and other consideration received by each Management Company shareholder will be approximately equal to the fair market value of the Management Company Common Stock surrendered in the exchange.

         2. There is no plan or intention by the shareholders of the Management Company who own 1 percent or more of the Management Company Common Stock, and to the best of the knowledge of the management of the Management Company, there is no plan or intention on the part of the remaining Management Company shareholders to sell, exchange, or otherwise dispose of a number of shares of the Shurgard REIT Class A Common Stock received in the Merger that would reduce the Management Company shareholders' ownership of the Shurgard REIT Class A Common Stock to a number of shares having a value, as of the Effective Time of the Merger, of less than 50 percent of the value of all of the formerly outstanding shares of the Management Company Common Stock as of the same date. For purposes of this representation, shares of Management Company Common Stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of the Shurgard REIT Class A Common Stock will be treated as outstanding Management Company Common Stock on the date of the Merger. Moreover, shares of Management Company Common Stock and shares of the Shurgard REIT Class A Common Stock held by the Management Company shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation. Finally, shares of Shurgard REIT Class A Common Stock exchanged for shares of Management Company Common Stock received upon the exercise of options of the Management Company after January 1, 1994 are ignored for purposes of this representation.

                                                                      DRAFT

Shurgard Storage Centers, Inc.
Page 2



         3. The liabilities of the Management Company assumed by the Shurgard REIT and the liabilities to which the transferred assets of the Management Company are subject were incurred by the Management Company in the ordinary course of its business.

         4. The Management Company will pay its respective expenses, if any, incurred in connection with the Merger.

         5. There is no intercorporate indebtedness existing between the Management Company and the Shurgard REIT that was issued, acquired, or that will be settled at a discount.

         6. No party to the reorganization other than the Shurgard REIT is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

         7. The Management Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         8. The fair market value of the assets of the Management Company transferred to the Shurgard REIT will equal or exceed the sum of the liabilities assumed by the Shurgard REIT plus the amount of liabilities, if any, to which the transferred assets are subject.

         9. The payment of cash in lieu of fractional shares of the Shurgard REIT Class A Common Stock under Sections 4.3 and 4.7(c)(iv) of the Agreement is solely for the purpose of avoiding the expense and inconvenience to the Shurgard REIT of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to the Management Company shareholders instead of issuing fractional shares of the Shurgard REIT Class A Common Stock will not exceed 1 percent of the total consideration that will be issued in the Merger to the Management Company shareholders in exchange for their shares of Management Company Common Stock. The fractional share interests of each Management Company shareholder will be aggregated, and no Management Company shareholder will receive cash (a) under Section 4.3 of the Agreement in an amount equal to or greater than the value of one full share of the Shurgard REIT Class A Common Stock or (b) under Section 4.7(c)(iv) of the Agreement in an amount equal to or greater than the value of one full share of the Shurgard REIT Class A Common Stock .

         10. None of the compensation received by any shareholder-employees of the Management Company will be separate consideration for, or allocable to, any of their shares of

                                                                     DRAFT

Shurgard Storage Centers, Inc.
Page 3



Management Company Common Stock; none of the shares of the Shurgard REIT Class A Common Stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

         11. The various aspects of the Merger, including without limitation the arrangement for the issuance of additional Shurgard REIT Class A Common Shares set forth in Section 4.7(a) and the arrangement for the escrow of Shurgard REIT Class A Common Shares set forth in Section 4.8, are being undertaken for reasons germane to the business of the Management Company, including but not limited to ________________.

         12. The aggregate number of shares of Shurgard REIT Class A Common Stock issued (a) as Contingent Shares under Sections 4.1(a)(ii) and 4.7 of the Agreement and (b) as additional shares of Shurgard REIT Class A Common Stock issued as a result of any Under-Statement pursuant to Section 4.1(d)(ii)(D) of the Agreement shall not exceed the aggregate number of shares of Shurgard REIT Class A Common Stock issued as Share Consideration at the Effective Time pursuant to Section 4.1(a)(i) of the Agreement, as adjusted pursuant to Section 4.1(d) of the Agreement, excluding any additional shares of Shurgard REIT Class A Common Stock issued as a result of an Under-Statement pursuant to Section 4.1(d)(ii)(D) of the Agreement.

                                          Date: ______________________________

                                          SHURGARD INCORPORATED


                                          ____________________________________

                                          By:  _______________________________

                                          Its: _______________________________

                                                                      DRAFT

                         MANAGEMENT COMPANY SIGNIFICANT
                           SHAREHOLDER'S CERTIFICATE

         The undersigned significant shareholder (the "Shareholder") of Shurgard Incorporated, a Washington corporation (the "Management Company"), in connection with the opinion to be delivered by Perkins Coie pursuant to that certain Agreement and Plan of Merger dated as of December __, 1994, including all amendments relating thereto (the "Agreement"), among Shurgard Storage Centers, Inc., a Delaware corporation (the "Shurgard REIT") and the Management Company, and recognizing that said law firm will rely on this Certificate in delivering said opinion, hereby certifies that (i) to his best knowledge and belief, after due inquiry and investigation, the facts that relate to the proposed merger (the "Merger") of the Management Company with and into the Shurgard REIT pursuant to the Agreement, which facts are described in the Proxy Statement/Prospectus that is part of the Registration Statement on Form S-4 of the Shurgard REIT covering the shares of the Shurgard REIT Class A Common Stock to be issued in the Merger, are true, correct and complete in all material respects and (ii) the Shareholder further certifies as follows:

         1. The fair market value of the Shurgard REIT Class A Common Stock and other consideration received by each Management Company shareholder will be approximately equal to the fair market value of the Management Company Common Stock surrendered in the exchange.

         2. There is no plan or intention by the shareholders of the Management Company who own 1 percent or more of the Management Company Common Stock, and to the best of the knowledge of the Shareholder, there is no plan or intention on the part of the remaining Management Company shareholders to sell, exchange, or otherwise dispose of a number of shares of Shurgard REIT Class A Common Stock received in the transaction that would reduce the Management Company shareholders' ownership of the Shurgard REIT Class A Common Stock to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding shares of the Management Company Common Stock as of the same date. For purposes of this representation, shares of the Management Company Common Stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of Shurgard REIT Class A Common Stock will be treated as outstanding Management Company Common Stock on the date of the Merger. Moreover, shares of Management Company Common Stock and shares of Shurgard REIT Class A Common Stock held by Management Company shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered in making this representation. Finally, shares of Shurgard REIT Class A Common Stock exchanged for shares of Management Company Common Stock received upon the exercise of Management Company Options after January 1, 1994 are ignored for purposes of this representation.

                                                                     DRAFT


Shurgard Storage Centers, Inc.
Page 2



         3. The shareholders of the Management Company will pay their respective expenses, if any, incurred in connection with the Merger.

         4. [Charles K. Barbo only.] None of the compensation received by the Shareholder will be separate consideration for, or allocable to, any of his shares of Shurgard REIT Class A Common Stock; none of the shares of Shurgard REIT Class A Common Stock received by the Shareholder will be separate consideration for, or allocable to, his employment agreement; and the compensation paid to the Shareholder by the Shurgard REIT will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms'-length for similar services.

                                          Date: ______________________________


                                          ____________________________________
                                          Charles K. Barbo





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